Exhibit 10.18

ROYALTY SHARING AGREEMENT

This Royalty Sharing Agreement (“Agreement”) is entered into between Sanken Electric Co., Ltd. “(Sanken”) and Allegro MicroSystems, LLC (“Allegro”) as of September 3, 2013 (“Effective Date”) (collectively “Parties” and singularly “Party”).

Recitals

WHEREAS, Sanken and Texas Instruments Incorporated (“TI”) entered into a Patent Portfolio Cross-License Agreement (“License”) dated September 3,2013; and

WHEREAS, Allegro has certain rights pertaining to TI’s patents as set forth in the License; and

WHEREAS, the Parties desire to share the royalty amounts payable to TI between their respective companies.

NOW, THEREFORE, the Parties hereby agree as follows:

1.

Pursuant to the License, Sanken will pay TI twenty (20) equal semi-annual payments in the amount of [XXX] U.S. dollars ($[XXX]) with the final payment being made to TI on or before September 30th of 2022.

2.	Sanken will pay [XXX]% (U.S. $[XXX]) and Allegro will pay [XXX]% (U.S. $500,500) of the royalty amounts payable to II.

3.

On or before January 31, 2014, Allegro will pay Sanken one million and one thousand U.S. dollars (U.S. $1,001,000) as Allegro’s royalty sharing payment for the initial royalty payment and the first semi-annual payment paid by Sanken to TI on September 30, 2013 and October 3, 2013 respectively. Thereafter, Allegro’s remaining eighteen (18) semi-annual payments in the amount of five hundred thousand five hundred U.S. dollars (U.S. $500,500) will be paid to Sanken no later than March 31st and September 30th of each year unless otherwise agreed to by the Parties. Allegro shall pay any bank fees associated with its royalty sharing payments to Sanken.

4.

Allegro’s obligation to pay any TI royalty sharing payments to Sanken shall end and this Agreement shall terminate in the event that Sanken ceases to own, directly or indirectly, more than fifty percent (50%) of the outstanding shares or stock or ownership interest in Allegro.

5.

No provision of this Agreement shall be deemed waived, amended or modified unless set forth in a written instrument signed by an authorized officer of the Party against whom the waiver, amendment or modification is asserted.

6.	All matters regarding this Agreement shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

7.

This Agreement sets forth the entire agreement and understanding between the Parties with respect to the specific subject matter hereof, superseding any prior agreements, understandings or communications between the Parties concerning such specific subject matter.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date set forth above.

Sanken Electric Co., Ltd.		Allegro MicroSystems, LLC

By:	/s/ Akira Ota	By:	/s/ Dennis H. Fitzgerald
	Akira Ota		Dennis H. Fitzgerald
Title:	Director and Senior Vice President	Title:	President and CEO